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                                                                     EXHIBIT 5.1
                                                                     -----------
                               December 15, 1998

Symmetricom, Inc.
2300 Orchard Parkway
San Jose, CA  95131-1017

     RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about December 15, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an additional 473,169 shares of your Common Stock for issuance pursuant to the 1990 Employee Stock Plan (the "1990 Plan" and the "1990 Plan Shares" as appropriate) and an additional 400,000 shares of your Common Stock for issuance pursuant to the Employee Stock Purchase Plan (the "1994 ESPP" and the "1994 ESPP Shares" as appropriate). As legal counsel for Symmetricom, Inc. (the "Company"), we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the 1990 Plan Shares and the 1994 ESPP Shares pursuant to the 1990 Plan and the 1994 ESPP, respectively.

     It is our opinion that the 1990 Plan Shares and 1994 ESPP Shares, when issued and sold in the manner described in the 1990 Plan and the 1994 ESPP, respectively, and pursuant to the agreement that accompanies each grant under the 1990 Plan and 1994 ESPP, will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                        Very truly yours,

                                        /s/ WILSON SONSINI GOODRICH & ROSATI

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation